Exhibit 23.7

CONSENT OF QUALIFIED PERSON

I, Sean Kosinski, in connection with Livent Corporation’s Current Report on Form 8-K dated November 15, 2023 (the “Form 8-K”), consent to:

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the public filing by Livent Corporation (the “Company”) and use of the amended technical report titled “Resource and Reserve Report, Pre-Feasibility Study, Salar del Hombre Muerto, Argentina” (as amended, the “Technical Report Summary”), originally dated February 21, 2023 and amended on November 14, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is included as an exhibit to the Form 8-K, which Form 8-K is incorporated by reference in the Registration Statements (as defined below);

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the incorporation by reference of the Technical Report Summary into (i) the Company’s Registration Statement on Form S-3 (Registration No. 333- 256939) and Registration Statements on Form S-8 (Registration Nos. 333-251997, 333-232043, 333-230076, 333-230044, and 333-227776) and (ii) Arcadium Lithium plc’s Registration Statement on Form S-4 (Registration No. 333-273360) (collectively, the “Registration Statements”);

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the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 8-K and the Registration Statements; and

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any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that I supervised the preparation of and/or that was or were reviewed and approved or certified by me, that is or are included in or incorporated by reference in the Registration Statements.

I am responsible for authoring jointly with Integral Consulting Inc., and this consent pertains to, the entire Technical Report Summary. I certify that I have read the descriptions and references to the Technical Report Summary in the Registration Statements and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent information in the Technical Report Summary for which I am responsible.

Date: November 15, 2023

By:	/s/ Sean Kosinski
	Name:	Sean Kosinski
	Title:	P.Hg.